Exhibit 10.23

AUDIENCE

INTERNATIONAL DISTRIBUTOR AGREEMENT

This International Distributor Agreement (“Agreement”) is entered into as of March 31, 2014 (“Effective Date”), between AUDIENCE SINGAPORE PTE. LTD., a Singapore corporation with principal offices at 2 Changi Business Park Avenue 1, Level 2, Suite 31, Singapore 486015 (“Audience”), and COMTECH INTERNATIONAL (HONG KONG) LIMITED, a Hong Kong corporation, with offices at Skyworth Building, 9th Floor, Science Park, Nanshan District, Shenzen, China (“Distributor”).

In consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS

(a) “Products” shall mean those products listed in Exhibit A attached hereto.

(b) “Territory” shall mean that geographic area identified in Exhibit B attached hereto.

2. APPOINTMENT

(a) Appointment. Subject to the terms and conditions set forth herein, Audience hereby appoints Distributor as Audience’s non-exclusive distributor for the Products to those accounts specifically named in Exhibit A, in the Territory, and Distributor hereby accepts such appointment. Accordingly, subject to the terms and conditions herein, Audience hereby grants Distributor, and Distributor accepts, under Audience’s intellectual property rights, a non-transferable, non-sublicensable, non-exclusive license, during the term of this Agreement, to offer for sale and sell the Products directly to those accounts specifically named in Exhibit A whose principal place of business is within the Territory.

(b) Limitation on Distributor’s Rights to the Products. Distributor shall have no right (i) to copy, modify, disassemble, reverse engineer, or remanufacture any Product or part thereof; (ii) modify, remove or obstruct any proprietary rights notice contained within the Product; or (iii) without Audience’s prior written approval, distribute the Product to third parties for remarketing, including without limitation to sub-distributors or resellers.

(c) Territorial Responsibility.

(a) Distributor shall pursue diligent sales policies and procedures to realize the maximum sales potential for the Products in the Territory. Distributor’s promotion shall include but not be limited to preparing promotional materials in appropriate languages for the Territory, advertising the Products in trade publications within the Territory, participating in appropriate trade shows, and directly soliciting orders from customers for the Products. Distributor shall provide Audience with detailed quarterly reports specifying Distributor’s activities under this Agreement.

(b) Distributor shall neither advertise the Products nor solicit orders outside the Territory, or to accounts other than those specifically identified in Exhibit A, without the prior written consent of Audience. If Distributor receives an inquiry from a potential customer outside the Territory, Distributor shall direct such customer to Audience and shall promptly forward such inquiry to Audience.

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(d) Reservation of Rights. Audience reserves the right to market and distribute its products, including the Products, directly or through third parties anywhere in the world, including the Territory. Audience reserves the right, from time to time, in its sole discretion and without liability to Distributor or any other third party to discontinue the manufacture or sale of, or otherwise render or treat as obsolete, change, add to, or delete Products. Audience will use commercially reasonable efforts to notify Distributor at least [****] in advance of any Product discontinuance and will allow Distributor a last-time buy opportunity in multiple wafer equivalent quantities, subject to Audience’s reasonable lot requirements. Audience will also provide Distributor written notice of any additions to its Product line.

(e) Conflict of Interest. Distributor warrants to Audience that it does not currently represent or promote any lines or products that compete with the Products or any competitors of Audiences. During the term of this Agreement, Distributor shall not, without Audience’s prior written consent, represent, promote or otherwise try to sell anywhere in the world, any lines or products that, in Audience’s judgment, compete with the Products or otherwise create a conflict of interest in handling Audience’s confidential information, including without limitation through distribution of products on behalf of a competitor of Audience. Immediately prior to the execution of this Agreement, Distributor shall provide Audience with a list of the companies and products that it currently represents and shall notify Audience in writing of any new companies and products at least thirty (30) days prior to undertaking the promotion of any new companies or products.

(f) Independent Contractors. The relationship of Audience and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Audience for any purpose whatsoever. All financial obligations associated with Distributor’s business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its customers are Distributor’s exclusive responsibility and shall have no effect on Distributor’s obligations under this Agreement.

3. TERMS OF PURCHASE

(a) Terms and Conditions. All purchases of Products by Distributor from Audience pursuant to this Agreement shall be governed exclusively by the terms and conditions of this Agreement. Nothing contained in Distributor’s purchase orders shall in any way modify or add additional terms. Distributor shall not provide the Products to its customers in a manner not authorized by Audience or in a manner inconsistent with this Agreement. For example, Distributor will provide to its customers indemnification, representations and warranties, disclaimers and limits on liability identical to those in this Agreement and will require, both contractually and in practice, that its customers respect Audience’s intellectual property under the same terms as set forth in Sections 10 and 11 hereof.

(b) Order and Acceptance. All orders for Products submitted by Distributor shall be initiated by written purchase order sent to Audience and requesting a delivery date during the term of this Agreement. Distributor shall only place an order for Products after Distributor receives a written purchase order from its end-customer. No order shall be binding upon Audience until accepted by Audience in writing, and Audience shall have no liability to Distributor with respect to purchase orders that are not accepted. Audience shall use its reasonable efforts to notify Distributor of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within ten (10) days after receipt of the purchase order. No

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partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Unless Distributor clearly advises Audience to the contrary in writing, Audience may make partial shipments, to be separately invoiced and paid for when due. Delay in delivery of any installment will not relieve Distributor of its obligation to accept the remaining deliveries. Distributor shall ship the Products only to the end-customer listed in the applicable purchase order.

(c) Cancellation and Reschedule of Order. Distributor may cancel an order or request a change in the shipment date for orders not yet accepted by Audience. After acceptance by Audience, purchase orders may be deferred by the Distributor, at no additional cost, as follows: (a) [****]: no reschedules/no cancellations; (b) [****]: reschedules allowed, no cancellations allowed; and (c) [****]: reschedules and cancellations allowed. Audience will also consider Distributor’s reasonable requests to reschedule orders outside of the foregoing timeframes; provided that Distributor will be responsible for reimbursing all reasonable costs incurred by the Audience as a result of accommodating Distributor’s request. Notwithstanding the foregoing, Distributor may not change or cancel any orders for non-standard or custom hardware (IC) Products after the acceptance of such orders by Audience.

(d) Shipping. All Products delivered pursuant to this Agreement shall be packed for air freight shipment in Audience’s standard shipping cartons, and shall be delivered to Distributor or its carrier F.O.B. (as defined in Section 2319 of the California Uniform Commercial Code) Audience’s plant, at which time title to such Products and risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, Audience shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at Audience’s plant.

(e) Allocation. Audience will use reasonable efforts to meet Distributor’s requested delivery schedules for Products, but Audience reserves the right to refuse, cancel or delay shipment to Distributor if (1) Distributor’s credit is impaired, (2) Distributor is delinquent in payments or fails to meet other credit or financial requirements established by Audience, or (3) Distributor has failed to perform its obligations under this Agreement. Should orders for Products exceed Audience’s available inventory, Audience will allocate its available inventory and make deliveries on a basis Audience deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. In any event, Audience will not be liable for any damages, direct, consequential, special or otherwise, to Distributor or to any other person for failure to deliver or for any delay or error in delivery of the Products for any reason whatsoever.

(f) Prices.

(a) List price is for each Product are set forth in Exhibit A attached hereto (“List Price”). Distributor shall place purchase orders to Audience at a price quoted or approved by Audience (“Purchase Price”). The difference between Distributor’s Purchase Price and Distributor’s selling price to its customers (“Commission”) shall be Distributor’s sole remuneration for the sale of Products. The Commission is anticipated to approximate those percentage rates set forth in Exhibit A attached hereto, but will vary depending upon, among other factors, the costs and market conditions that affect pricing. For the avoidance of doubt, the Commission provided to Distributor shall not apply to: (1) any accounts other than those specifically named in Exhibit A, (2) any repair fees and charges, (3) freight, insurance and special packaging charges, and (4) sales, excise or similar taxes and customs duties.

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(b) Audience has the right at any time to revise the List Price with thirty (30) days’ advance written notice to Distributor. Such revisions shall apply to all orders received after the effective date of revision. Price changes shall not affect unfulfilled purchase orders accepted by Audience prior to the effective date of the price increase.

(c) Notwithstanding the foregoing, from time to time, to obtain specific orders, prices for Products to an end-customer may have to be reduced below List Price. In such cases, Audience shall have no obligation to provide prior notice of such price decrease to Distributor, and Distributor agrees that its Commission will be applied to such reduced price rather than the List Price.

(g) Taxes. Distributor’s Purchase Price does not include any federal, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees that may be applicable to the Products. When Audience has the legal obligation to collect such taxes, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor, unless Distributor provides Audience with a valid tax exemption certificate authorized by the appropriate taxing authority. Distributor represents and warrants to Audience that all Products acquired hereunder are for redistribution in the ordinary course of Distributor’s business. Distributor shall indemnify Audience for any claims, costs and expenses incurred by Audience in connection with the payment or collection of all such duties and taxes, including any related penalties.

(h) Payment; No Right to Offset. Full payment of Distributor’s Purchase Price for the Products as well as any freight, taxes or other applicable costs initially paid by Audience but to be borne by Distributor shall be made by Distributor to Audience upon the earlier of, thirty (30) days from shipment or the applicable invoice date. Payment shall be in U.S. dollars and shall be made by certified check or wire transfer to an account designated by Audience. All exchange, interest, banking, collection, and other charges shall be at Distributor’s expense. Any invoiced amount not paid when due shall be subject to a service charge of one and one-half percent (1.5%) per month. Distributor shall pay all of Audience’s costs and expenses (including reasonable attorneys’ fees) to collect any unpaid amounts or otherwise enforce and preserve Audience’s rights under this Section 3(h). Transfer of title for each Product shipped to Distributor shall be conditioned upon full payment of the Purchase Price and other costs and expenses by Distributor. Until such payment in full, Audience shall retain a purchase money security interest in the applicable Products. Distributor shall have no, and hereby waives, any right to offset or withhold from Audience’s invoices any amounts that Distributor may claim is owed to it by Audience.

(i) Product return: In the event of a project End of Life (EOL) by a specific customer where the Products are no longer required by such specific customers, as verified by Distributor, and after Distributor using diligent good faith efforts is unable to resell the relevant Products, Distributor shall have the right to return to Audience within [****] an inventory of such Products ordered for the specific customer up to a maximum of [****] of the Products shipped to such customer in the immediately preceding quarter. Products may only be returned if new, in their original packaging, and not damaged. Audience shall, at its option, either issue a credit equal to the value of the returned Products, or offset any amounts otherwise owed by Distributor to Audience.

4. SERVICE AND SUPPORT. Except as expressly authorized in writing by Audience, Distributor shall not offer or agree to provide any training, support or other services to any end-customers in connection with the Products.

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5. ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

(a) Forecasts. Distributor shall provide Audience with [****] order forecasts, or at such other frequency as Audience may request from time to time.

(b) Representations. Distributor shall not make any false or misleading representations to customers or others regarding Audience or the Products. Distributor shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with Audience’s documentation accompanying the Products or Audience’s literature describing the Products, including the limited warranty and disclaimers.

(c) Financial Condition. Distributor will maintain and employ in connection with Distributor’s business under this Agreement such working capital and net worth as may be required, in Audience’s reasonable opinion, to enable Distributor to carry out and perform all of Distributor’s obligations and responsibilities under this Agreement. Distributor shall devote sufficient financial and personnel resources including technically qualified sales and service engineers to fulfill its responsibilities under this Agreement. From time to time, on reasonable notice by Audience, Distributor will furnish such financial reports and other financial data as Audience may reasonably request to determine adequacy of Distributor’s financial condition.

(d) Import and Export Requirements. Distributor shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Distributor. Distributor understands that Audience is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Distributor warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Distributor.

(e) Records. All records prepared by or for Distributor in connection with this Agreement will be preserved for a minimum of seven (7) years, or such longer period as Audience may specify in writing. Such obligation to maintain, make available and preserve records will survive the termination or expiration of this Agreement. Annually, or as necessary, and on ten (10) days’ advance notice, Audience will have the right, by itself and through representatives, to examine and to audit (i) all records and accounts containing transaction data and marketing programs for Products; (ii) Distributor’s systems, processes and internal controls; and (iii) Distributor’s inventory, and inventory tracking and management systems. Should such an audit lead to the conclusion that Distributor was overpaid by Audience, Distributor shall promptly reimburse Audience and, should the audit reveal errors in Distributor’s calculations of more than 5%, Distributor shall promptly reimburse Audience for the cost of the audit.

(f) Notices. Distributor will: (i) notify Audience in writing of any claim or proceeding involving the Products within two (2) days after Distributor learns of such claim or proceeding; (ii) report promptly to Audience all claimed or suspected Product defects; and (iii) notify Audience in writing not more than ten (10) days after any change in the executive management of Distributor or any transfer of more than twenty-five percent (25%) of Distributor’s voting control or all or substantially all of its assets.

(g) Market Information. Subject to the requirements of applicable law, Distributor will advise Audience promptly concerning any market information that may come to Distributor’s attention respecting Audience, the Products, Audience’s market position, or the continued competitiveness of the Products in the Territory, including charges, complaints or claims by customers or others about Audience or the Products; provided, however, that Distributor will not be obligated to disclose any information in violation of any confidentiality obligation to a third party.

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(h) Sales Contacts. Distributor shall assign primary and back-up sales contacts as named below. Distributor shall give Audience a 30-days’ prior written notice of any change in such assignment.

Primary Sales Contact:

Name:

Phone: (direct)

Email:

Back up Sales Contact:

Name:

Phone: (direct)

Email:

(i) Support Contacts. Distributor shall assign primary and back-up field application support resource as identified below. Distributor shall give Audience a 30-days’ prior written notice of any change in such assignment. If Distributor and Audience agree in writing that support for the Territory requires more than typical application support resource, a fair and reasonable compensation shall be agreed to in writing for that support.

Primary Applications Contact:

Name:

Phone: (direct)

Email:

Back-up Applications Contact:

Name:

Phone: (direct)

Email:

(j) Facilitate Customer Discussions. Distributor shall facilitate negotiations between Audience and end-customer with regard to the scope of work and/or delivery of Products directly to such end-customers, track execution against these commitments, and help Audience receive acknowledgement directly for completion of work and/or acceptability of Product from end-customers.

6. ADDITIONAL OBLIGATIONS OF AUDIENCE

Audience shall provide Distributor, at no cost, with available marketing and technical literature concerning the Products. Audience shall promptly respond to all inquiries from Distributor concerning matters pertaining to this Agreement.

7. TERM AND TERMINATION

(a) Term. This Agreement shall commence on the Effective Date and shall continue in force until terminated pursuant to this Section 7.

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(b) Termination for Convenience. Audience may terminate this Agreement for any reason by giving Distributor written notice thirty (30) days in advance.

(c) Termination for Cause.

(a) If either party materially breaches this Agreement, then the other party may terminate this Agreement on 30-days’ written notice to the defaulting party, unless such breach is cured within such notice period. If the breach is not cured within such notice period, then this Agreement shall automatically terminate at the end of that period.

(b) This Agreement shall terminate immediately, without notice, (A) upon breach by Distributor of Section 2(e) or Section 10(c), (B) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party’s debts, (C) upon either party’s making an assignment for the benefit of creditors, or (D) upon either party’s dissolution or ceasing to do business in the ordinary course.

(d) Termination upon Assignment. Audience shall have the right to terminate this Agreement immediately, without notice, in the event Distributor assigns or seeks to assign all or substantially all of its business or assets, by operation of law or otherwise, including in connection with a merger, stock or asset sale, or a similar transaction.

(e) Fulfillment of Orders upon Termination. Upon termination of this Agreement other than for Distributor’s breach pursuant to Section 7(c)(b) or Section 7(d), Audience shall continue to fulfill, subject to the terms of Section 3 above, all orders accepted by Audience prior to the effective date of termination. In the event of termination pursuant to Section 7(c)(b) or Section 7(d), Audience shall have no obligation to fulfill any pending orders, even if accepted by Audience prior to the date giving rise to the applicable termination.

(f) Return of Materials. Within thirty (30) days after the effective date of termination of this Agreement, Distributor shall return to Audience all unused literature, price and delivery sheets and all other tangible instances of Audience’s confidential information and other materials related to Audience or the Products in its possession, and shall not use or retain copies thereof. Effective upon the effective date of termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Audience.

(g) Survival. The provisions of Sections 2(b), 2(e), 2(f), 3(g), 5(b), 5(e), 7(e)-7(g), 8, 10 and 12 shall survive the termination of this Agreement for any reason.

8. DISCLAIMER; LIMITATION ON LIABILITY

EXCEPT AS EXPRESSLY SET FORTH IN AUDIENCE’S LIMITED WARRANTY APPLICABLE TO PRODUCTS, AUDIENCE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS WITH REGARD PRODUCTS OR SERVICE TO DISTRIBUTOR OR TO ANY OTHER PARTY. AUDIENCE RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO DISTRIBUTOR OR TO ANY OTHER PARTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AUDIENCE HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR ANY PARTICULAR PURPOSE.

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AUDIENCE’S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO [****] GIVING RISE TO THE APPLICABLE CLAIM. IN NO EVENT SHALL AUDIENCE BE LIABLE FOR ANY COST OF SUBSTITUTE GOODS OR SERVICES OR FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF AUDIENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES. THE PARTIES AGREE THAT THE FOREGOING LIMITATIONS REPRESENT A REASONABLE ALLOCATION OF RISK UNDER THIS AGREEMENT.

9.	INDEMNIFICATION

(a) By Audience. Distributor agrees that Audience has the right to defend, or at its option to settle, and Audience agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding (collectively, “Action”) brought against Distributor alleging that the use of the Products by Distributor infringes or misappropriates any U.S. patent, copyright or trade secret. Audience will have sole control of any such Action or settlement negotiations, and Audience agrees to pay, subject to the limitations set forth in Sections 8 and 9(c), any final judgment entered against Distributor as a result of such infringement in any such Action defended by Audience. Distributor agrees that Audience, at its sole option, will be relieved of the foregoing obligations, unless Distributor notifies Audience promptly in writing of such Action and gives Audience authority to proceed as contemplated herein, and, at Audience’s expense, gives Audience proper and full information and assistance to settle and/or defend any such Action.

(b) Enjoinment of Products. If the Products, or any part thereof, are, or in the opinion of Audience may become, the subject of any Action, or if a judicial or other governmental authority enjoins the use or distribution of Products as a result of an Action defended by Audience, then Audience may, at its option and expense: (a) procure for Distributor the right to distribute or use, as appropriate, the Products; (b) replace the Products with other suitable Products; (c) suitably modify the Products; or (d) if the foregoing alternatives cannot be accomplished on a commercially reasonable basis, as determined in Audience’s sole discretion, require Distributor to return such Products and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage.

(c) Exceptions to Audience’s Indemnification Obligations. Notwithstanding the provisions of Section 9(b) above, Audience assumes no liability for the following:

(a) any infringement claims (including without limitation combination or process patents) arising out of the combination of a Product or use with other hardware, software or other items not provided by Audience to the extent such infringement would not have occurred absent such combination or use;

(b) the modification of the Products, or any part thereof, unless such modification was made by Audience;

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(c) any infringement claims arising out of Audience’s compliance with Distributor’s specifications or designs; or

(d) any claim, suit or proceeding related to patents that are necessarily infringed by the manufacture, use or sale of Products that conform to any technical standard adopted by an standards organization or technology consortium such as the International Organization for Standardization, the International Electrotechnical Commission, and the CCITT/ITU.

(d) By Distributor. Distributor will indemnify and hold harmless Audience from and against any and all third party claims, liability, damages, costs or expenses (including attorneys’ fees) (i) arising out of the distribution of Products after Audience has required Distributor to return such Products pursuant to Section 9(b), or (ii) asserted under Section 9(c). Audience will not be liable for any costs or expenses incurred without its prior written authorization.

(e) EXCLUSIVE REMEDY. THE FOREGOING PROVISIONS OF THIS SECTION 9 STATE THE ENTIRE LIABILITY AND OBLIGATION OF AUDIENCE AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS WITH RESPECT TO ANY ALLEGED INFRINGEMENT BY THE PRODUCTS OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.	OWNERSHIP AND CONFIDENTIALITY

(a) Ownership. As between Audience and Distributor, Audience owns exclusively all rights, title and interest in and to all intellectual property rights embodied in or related to the Products and any other materials or information provided or made available by Audience to Distributor hereunder or that Distributor otherwise obtained or had access to in connection with this Agreement. Distributor’s rights are limited solely to the specific distribution rights expressly granted to it by Audience during the term of this Agreement.

(b) Sale Conveys no Right to Manufacture or Copy. Without limiting the generality of anything set forth in Section 10(a) above, the Products are offered for sale and are sold by Audience subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with its customers, as Audience may request, to inform them of and ensure compliance with the restrictions contained in this Section 10(b).

(c) Confidentiality. Distributor acknowledges that by reason of its relationship to Audience hereunder, it will have access to certain information and materials concerning Audience’s business, plans, customers, technology, and products, including the Products, that are confidential and of substantial value to Audience, which value would be impaired if such information were used or disclosed to third parties. Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information of Audience. Distributor shall take every reasonable precaution to protect the confidentiality of such information, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of Audience’s confidential information, and shall disclose Audience’s confidential information only to those of its employees who are, by written agreement, bound by the terms of this Agreement to the same extent as Distributor, with a need for such disclosure for the purposes of this Agreement. Without limiting the foregoing, Distributor shall use at least the same procedures and degree of care which it uses to prevent the disclosure and misuse of its own

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confidential information of like importance to prevent the disclosure and misuse of Audience’s confidential information, but in no event less than reasonable care. Upon request by Distributor, Audience shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Audience (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Audience, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Audience’s confidential information. Unauthorized use by Distributor of Audience’s confidential information will diminish the value of such information. Therefore, if Distributor breaches any of its obligations with respect to confidentiality or the use of such confidential information, Audience shall be entitled to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages, and Distributor shall indemnify and hold Audience harmless against all losses, costs, expenses and liabilities arising as a result of any breach of this Section 10(c).

11. TRADEMARKS

During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of Audience’s Products and to advertise (within the Territory) such Products under the trademarks, marks, and trade names that Audience may adopt from time to time (“Audience’s Trademarks”). Distributor shall not alter or remove any Audience’s Trademark applied to the Products by Audience. Except as set forth in this Section 11, nothing contained in this Agreement shall grant to Distributor any right, title or interest in Audience’s Trademarks, and all goodwill associated with Distributor’s use of Audience’s Trademarks hereunder shall inure solely to Audience. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Audience’s Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Audience. All representations of Audience’s Trademarks that Distributor intends to use shall first be submitted to Audience for approval of design, color, and other details or shall be exact copies of those used by Audience.

12. GENERAL PROVISIONS

(a) Governing Law. This Agreement shall be governed by and construed under the laws of Singapore. The parties agree that any litigation shall be subject to the exclusive jurisdiction and venue of the courts located in Singapore. Distributor hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within Singapore, (ii) service of process being effected upon it by registered mail sent to the address set forth at the beginning of this Agreement, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein Distributor or any of its assets are present.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

(c) Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision or portion shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

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(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given seven (7) days after deposit in the mail.

(e) No Assignment. A mutually agreed consideration for Audience’s entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership. Accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, by operation of law or otherwise, including without limitation in connection with a merger, sale of all or substantially all assets or business of Distributor, or a similar transaction, without the prior written consent of Audience. Audience may transfer this Agreement, including without limitation in connection with a merger, sale of all or substantially all assets or business of Audience, without the prior written consent of Distributor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

(f) Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys’ fees.

(g) Representation by Counsel. The parties acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

(h) Amendments. No alteration, amendment or modification of any provision of this Agreement shall be binding on the parties unless made in writing and signed by duly authorized representatives of both parties.

(i) Waivers. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by both parties.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

The parties have executed this Agreement as of the date first above written.

****	Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AUDIENCE SINGAPORE PTE. LTD.		COMTECH INTERNATIONAL (HONG KONG) LIMITED

By	/s/ Eve Tan	By	/s/ Henry Li

Print Name	Eve Tan	Print Name	Henry Li

Title	Director	Title	General Manager

****	Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

COMMISSION BY ACCOUNT; PRODUCT; LIST PRICE

Commission:

•	On [****]:

¡	[****] for logistics on current projects [****]

¡	[****] for logistics on new projects [****]

•	On [****] and [****]:
¡	[****] for logistics

¡	Up to [****] for design activity

Product	List Price
[****]
[****]
[****]

****	Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

TERRITORY

[****]

****	Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.